Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

FD
Leigh Parrish, Jessica Greenberger
212-850-5600

dELiA*s, INC. ANNOUNCES

FOURTH QUARTER AND FISCAL 2009 RESULTS

New York, NY – March 24, 2010 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its fourth quarter and fiscal year ended January 30, 2010. All financial results in this press release are for continuing operations unless otherwise stated.

Robert Bernard, Chief Executive Officer, commented, “Our fourth quarter retail results were in line with our revised expectations, reflecting the merchandise challenges we experienced at the start of the quarter. While our retail segment sales trends were negative, we were able to drive increased merchandise margin through improved inventory management. In the direct segment, our increased promotional activity did not drive revenues to the extent we had anticipated. While overall sales were soft, we were able to deliver our targeted expense reductions and were pleased with our ending inventory and cash positions.”

Fiscal Fourth Quarter Results

Total revenue for the fourth quarter of fiscal 2009 decreased 1.4% to $66.3 million from $67.2 million in the fourth quarter of fiscal 2008. Revenue from the retail segment increased 1.1% to $34.3 million, or 51.8% of total revenue. Revenue from the direct segment decreased 3.9% to $32.0 million, or 48.2% of total revenue.

Total gross margin was 37.2% in the fourth quarter of fiscal 2009, compared to 37.5% in the prior year quarter, reflecting deleveraging of occupancy costs, partially offset by an increase in merchandise margin.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Selling, general and administrative (SG&A) expenses were $27.2 million, or 41.1% of sales, for the fourth quarter of fiscal 2009 compared to $26.5 million, or 39.5% of sales, in the fourth quarter of fiscal 2008. The increase in SG&A as a percent of sales reflects the deleveraging of selling expense and depreciation, partially offset by reduced overhead costs.

Net loss for the fourth quarter of fiscal 2009 was $0.8 million, or $0.03 per diluted share, compared to a net loss for the fourth quarter of fiscal 2008 of $0.9 million, or $0.03 per diluted share. The net loss for the fourth quarter of fiscal 2009 included an initial gift card breakage benefit of $1.3 million, or $0.04 per diluted share, and a store impairment charge of $0.3 million, or $0.01 per diluted share. The net loss for the fourth quarter of fiscal 2008 included store impairment, restructuring costs and costs related to the sale of the Company’s CCS business of $0.04 million, or $0.01 per diluted share. The benefit for income taxes for the fourth quarter of fiscal 2009 was $1.1 million compared to a benefit for income taxes of $0.3 million for the prior year period.

Income from discontinued operations for the fourth quarter of fiscal 2008 was $23.4 million. Net income for the fourth quarter of fiscal 2008, including the results of discontinued operations, was $22.6 million, or $0.73 per diluted share.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the fourth quarter of fiscal 2009 increased 1.1% to $34.3 million from $33.9 million in the fourth quarter of fiscal 2008. Retail comparable store sales decreased 10.4% for the fourth quarter of fiscal 2009 compared to a decrease of 2.0% for the fourth quarter of fiscal 2008. Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 27.3% compared to 26.0% in the prior year period. The improvement in gross margin was driven by an increase in merchandise margin offset, in part, by the deleveraging of occupancy costs.

SG&A expenses for the retail segment were $12.6 million, or 36.8% of sales, in the fourth quarter of fiscal 2009 compared to $12.0 million, or 35.5% of sales, in the prior year period, reflecting deleveraging of selling expenses and depreciation, partially offset by reduced overhead costs. In the fourth quarter of fiscal 2009, the Company recorded a pre-tax non-cash

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

impairment charge of $0.5 million related to an underperforming store location that was opened in 2006. The operating loss for the fourth quarter of fiscal 2009 for the retail segment, including the impairment charge but adjusted to exclude the aforementioned gift card breakage benefit, was $3.7 million compared to $3.3 million in the prior year period.

The Company opened two store locations during the fourth quarter of fiscal 2009, including one relocated store, ending the period with 109 stores.

Direct Segment Results

Total revenue for the direct segment for the fourth quarter of fiscal 2009 decreased 3.9% to $32.0 million from $33.3 million in the prior year period. Gross margin for the direct segment was 47.9% compared to 49.3% in the fourth quarter of the prior year due to a decrease in merchandise margin primarily resulting from increased promotional activity in order to drive response rates.

SG&A expenses for the direct segment were $14.6 million, or 45.7% of sales, compared to $14.5 million, or 43.6% of sales, in the prior year period. The increase in SG&A as a percentage of sales reflects the deleveraging of selling expenses. The operating income for the fourth quarter of fiscal 2009 for the direct segment, adjusted to exclude the aforementioned gift card breakage benefit, was $0.7 million compared to $1.9 million in the prior year period.

Fiscal Year Results

For the fiscal year ended January 30, 2010, total revenue increased 3.8% to $223.9 million from total revenue of $215.6 million for the prior year.

Total gross margin was 35.0% compared to 35.7% for the prior year. SG&A expenses were $94.9 million, or 42.4% of sales, for the fiscal year 2009, compared to $95.6 million, or 44.3% of sales, for the prior year period.

Net loss in fiscal 2009 improved to $10.4 million, or $0.34 per diluted share, compared to a net loss of $12.6 million, or $0.41 per diluted share, for the fiscal year 2008. The net loss in fiscal 2009 included the aforementioned gift card breakage benefit of $1.3 million, or $.04 per diluted share, and a store impairment charge of $0.3 million, or $0.01 per diluted share. The net loss for fiscal 2008 included store impairment, restructuring costs and costs related

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

to the sale of CCS totalling $0.7 million, or $0.02 per diluted share. Income from discontinued operations was $29.8 million for fiscal 2008. Net income for fiscal 2008, including the results of discontinued operations, was $17.2 million, or $0.55 per diluted share.

Mr. Bernard continued, “Spring sales are still negative due to our merchandising challenges. Taking into consideration current trends, our focus in 2010 will be on increasing productivity in our existing stores through improved merchandising and leveraging our enhanced systems. In our direct business, we will remain focused on improving the productivity of our mailings and our web marketing. We expect lower direct segment sales, with higher margins, in the first half of the year due to significantly lower clearance inventory levels as compared to Spring 2009. With the focus on improving sales productivity, we anticipate scaling back our store expansion plans for 2010 compared to 2009, limiting our capital expenditures and prudently reducing costs. We expect these initiatives to enable us to end the year with $40 million to $45 million in cash.”

Conference Call and Webcast Information

A conference call to discuss fourth quarter and fiscal year 2009 results is scheduled for Wednesday, March 24, 2010 at 10:00 a.m. eastern time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until April 24, 2010 and can be accessed by dialing (888) 286-8010 and providing the pass code number 60961598.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	January 30, 2010	January 31, 2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$41,646	$92,512
Inventories, net	33,702	33,942
Prepaid catalog costs	2,354	2,759
Deferred income taxes	1,138	2,000
Other current assets	12,954	5,481

TOTAL CURRENT ASSETS	91,794	136,694
PROPERTY AND EQUIPMENT, NET	55,342	53,164
GOODWILL	12,073	12,073
INTANGIBLE ASSETS, NET	2,419	2,440
RESTRICTED CASH	7,540	—
OTHER ASSETS	223	430

TOTAL ASSETS	$169,391	$204,801

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$24,562	$21,389
Current portion of mortgage note payable	—	2,205
Accrued expenses and other current liabilities	26,173	28,822
Income taxes payable	733	25,243

TOTAL CURRENT LIABILITIES	51,468	77,659
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	12,110	11,813

TOTAL LIABILITIES	63,578	89,472

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,309,216 and 31,199,889 shares issued and outstanding, respectively	31	31
Additional paid-in capital	98,636	97,728
Retained earnings	7,146	17,570

TOTAL STOCKHOLDERS’ EQUITY	105,813	115,329

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$169,391	$204,801

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	January 30, 2010		January 31, 2009

NET REVENUES	$66,301	100.0%	$67,213	100.0%

Cost of goods sold	41,637	62.8%	42,004	62.5%

GROSS PROFIT	24,664	37.2%	25,209	37.5%

Selling, general and administrative expenses	27,241	41.1%	26,539	39.5%

Impairment of long-lived assets	454	0.7%	39	0.1%

Other operating income	(1,265)	-1.9%	—	0.0%

OPERATING LOSS	(1,766)	-2.7%	(1,369)	-2.1%

Interest (expense) income, net	(94)	-0.1%	192	0.3%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,860)	-2.8%	(1,177)	-1.8%

Benefit for income taxes	(1,064)	-1.6%	(304)	-0.5%

LOSS FROM CONTINUING OPERATIONS	(796)	-1.2%	(873)	-1.3%

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	5	0.0%	23,446	34.9%

NET (LOSS) INCOME	$(791)	-1.2%	$22,573	33.6%

BASIC AND DILUTED (LOSS) INCOME PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.03)		$(0.03)

INCOME FROM DISCONTINUED OPERATIONS	$0.00		$0.75

NET (LOSS) INCOME	$(0.03)		$0.73

WEIGHTED AVERAGE BASIC & DILUTED COMMON SHARES OUTSTANDING	31,054,533		31,003,988

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Fifty-Two Weeks Ended
	January 30, 2010		January 31, 2009

NET REVENUES	$223,866	100.0%	$215,620	100.0%

Cost of goods sold	145,605	65.0%	138,629	64.3%

GROSS PROFIT	78,261	35.0%	76,991	35.7%

Selling, general and administrative expenses	94,939	42.5%	95,560	44.3%

Impairment of long-lived assets	454	0.2%	613	0.3%

Other operating income	(1,265)	-0.6%	—	0.0%

OPERATING LOSS	(15,867)	-7.1%	(19,182)	-8.9%

Interest expense, net	(235)	-0.1%	(309)	-0.1%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(16,102)	-7.2%	(19,491)	-9.0%

Benefit for income taxes	(5,662)	-2.5%	(6,874)	-3.2%

LOSS FROM CONTINUING OPERATIONS	(10,440)	-4.7%	(12,617)	-5.8%

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	16	0.0%	29,776	13.8%

NET (LOSS) INCOME	$(10,424)	-4.7%	$17,159	8.0%

BASIC AND DILUTED (LOSS) INCOME PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.34)		$(0.41)

INCOME FROM DISCONTINUED OPERATIONS	$0.00		$0.96

NET (LOSS) INCOME	$(0.34)		$0.55

WEIGHTED AVERAGE BASIC & DILUTED COMMON SHARES OUTSTANDING	31,038,999		30,942,877

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Fifty-Two Weeks Ended
	January 30, 2010	January 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(10,424)	$17,159
Income from discontinued operations	16	29,776

Loss from continuing operations	(10,440)	(12,617)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	10,093	8,794
Deferred income taxes	862	(2,319)
Stock-based compensation	904	995
Impairment of long-lived assets	454	613
Changes in operating assets and liabilities:
Inventories	240	(6,519)
Prepaid catalog costs and other assets	(6,861)	2,234
Restricted cash	(7,540)	—
Income taxes payable	(24,510)	24,665
Accounts payable, accrued expenses and other liabilities	688	3,556

Total adjustments	(25,670)	32,019

Net cash (used in) provided by operating activities of continuing operations	(36,110)	19,402
Net cash provided by (used in) operating activities of discontinued operations	16	(21,126)

NET CASH USED IN OPERATING ACTIVITIES	(36,094)	(1,724)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,571)	(12,158)

Net cash used in investing activities of continuing operations	(12,571)	(12,158)
Net cash provided by investing activities of discontinued operations	—	95,205

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(12,571)	83,047

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of mortgage note payable	(2,205)	(210)
Proceeds from exercise of employee stock options	4	—

NET CASH USED IN FINANCING ACTIVITIES	(2,201)	(210)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(50,866)	81,113
CASH AND CASH EQUIVALENTS, beginning of period	92,512	11,399

CASH AND CASH EQUIVALENTS, end of period	$41,646	$92,512

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended			For The Fifty-Two Weeks Ended
	January 30, 2010		January 31, 2009	January 30, 2010		January 31, 2009
Channel net revenues (1):

Retail	$34,333		$33,942	$118,484		$113,063

Direct:
Catalog	5,654		6,506	18,423		19,030
Internet	26,314		26,765	86,959		83,527

Total direct	31,968		33,271	105,382		102,557

Total net revenues	$66,301		$67,213	$223,866		$215,620

Internet % of total direct revenues	82%		80%	83%		81%

Comparable store sales	(10.4)%		(2.0)%	(5.9)%		2.8%

Catalogs mailed (1)	12,912		12,772	45,978		46,465

Inventory - retail	$16,507		$14,867	$16,507		$14,867

Inventory - direct (1)	$17,195		$19,075	$17,195		$19,075

Number of stores:
Beginning of period	108		96	97		86
Opened	2	*	1	15	*	13	**
Closed	1	*	—	3	*	2	**

End of period	109		97	109		97

Total gross sq. ft @ end of period	417.3		370.1	417.3		370.1

*	Totals include one store that was closed, remodeled and reopened in the first quarter of fiscal 2009, one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2009, and one store that was closed and relocated to an alternative site in the same mall during the fourth quarter of fiscal 2009 .
**	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2008, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2008.
(1)	Restated to exclude the CCS business